EXECUTION COPY


     DEVELOPMENT SERVICES AGREEMENT dated as of September 29, 1995, between TRADING COVE ASSOCIATES, a Connecticut general partnership ("TCA"), and SUN INTERNATIONAL MANAGEMENT LIMITED, a Bahamian corporation ("SIML"). Capitalized terms used herein but not defined shall have the meaning set forth in the Amended and Restated Partnership Agreement of TCA dated as of September 21, 1994, as amended (the "TCA Partnership Agreement").

     WHEREAS, TCA, through its Original Partners, secured a conditional opportunity to develop, construct, and manage a casino in Montville, Connecticut (the "Project") for the Mohegan Tribe of Indians of Connecticut (the "Tribe");

     WHEREAS, the location of the Project is near the Foxwoods Resort and Casino ("Foxwoods") which has approximately 3,800 slot machines and 200 table games, has been operating for nearly three years and is the largest gaming facility in the United States;

     WHEREAS, the Tribe was only willing to retain TCA as manager if TCA was capable of developing and managing the construction of a large world class facility capable of competing with Foxwoods;

     WHEREAS, TCA, being incapable of developing and managing the construction of such a facility, desired to enter into a sub-contract with SIML pursuant to which SIML will develop and manage the construction of the Project;

     WHEREAS, SIML has developed numerous world class facilities capable of competing with Foxwoods and was willing to develop and manage the construction of the Project as a sub-contractor to TCA pursuant to the terms hereto; and

     WHEREAS, the TCA Partnership Agreement provides for TCA to enter into this Development Services Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Design Services. SIML, as sub-contractor to TCA, shall provide the following design services in connection with the Project:

     (a) SIML shall provide conceptual plans for the Project consistent with a world class casino property. The theme of the conceptual plans shall reflect the culture, history and art of the Tribe;

     (b) SIML shall investigate and recommend various design consultants to be retained in connection with the Project (the "Design Consultants"), including without limitations, a primary architect, an MEP consultant, a structural engineer consultant, a site and landscape architect, an interior design consultant, a lighting architect, a food and beverage consultant and a design architect.

     (c) SIML shall manage the Design Consultants through the schematic design phase, the design development phase and the construction document phase, and, with the assistance of the Design Consultants, SIML shall provide a preliminary evaluation of the schedule and construction budget for the Project and shall monitor such schedule and budget as the Project develops.

     2. Construction Services. SIML, as sub-contractor to TCA, shall provide the following construction services in connection with the Project:

     (a) SIML shall assist in the selection of a general contractor for the Project and the negotiation of a GMP contract; and

     (b) SIML shall provide comprehensive construction management services for the Project, including administration of the construction documents and on site supervision of the construction of the Project.

     3. Local Services. SIML agrees that it will sub-contract with one or more of the Partners of TCA, or one or more of their affiliates (the "Local Subcontractors") to provide local construction management services in connection with the Project.

     4.  Fees and Payment Terms.   In consideration of the services provided
hereunder, TCA shall pay to SIML a fee (the "Development Services Fee") equal to $8,280,000, constituting 3% of the total development costs of the Project (which development costs shall include all so-called hard and soft costs with respect to the construction of the Project, except land acquisition costs) plus an additional $25,000 for any out-of-pocket costs and expenses it might incur. SIML agrees that it shall pay the Local Subcontractors in the aggregate 20.83% of the Development Services Fee plus an additional $25,000 for expense reimbursement, as and when received, payable rateably.

     5. Indemnification. SIML its affiliates, parents, subsidiaries, controlling shareholders and officers and directors (collectively, the "Indemnified Parties") shall not be liable to TCA by reason of any act performed for or on behalf of TCA hereunder, or in the furtherance of TCA business, or any omission to act, except for acts or omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. TCA shall indemnify, defend and hold harmless the Indemnified Parties from any claim, demand or liability, and from any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, which may be made or imposed upon them by reason of any act performed for or on behalf of TCA or in furtherance of TCA's business, or any omission to act, except for acts and omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. Notwithstanding anything contained herein to the contrary, the parties agree that if the assets of TCA are insufficient to satisfy the obligations set forth in this section, the partners of TCA shall bear the indemnification liability set forth herein in proportion to their respective percentage interest in TCA and, in no event, shall the Indemnified Partners have the right to assert claims pursuant to this section against partners of TCA in excess of each such partner's percentage interest in TCA.

     6. Assignments. Except as otherwise contemplated by Section 3 hereof, neither party may assign its rights and/or obligations under this Agreement, except: (i) to an affiliate of such party, or (ii) with the prior written consent of all parties hereto. Any assignment shall be subject to and made in accordance with applicable gaming, securities or other laws.

     7. Authorization; Representations and Warranties. Each party represents and warrants to the other that:

     (a) The execution, delivery, and performance by it of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, and the individual(s) executing this Agreement on its behalf are duly authorized to do so;

     (b) It is duly organized and in good standing under the laws of the jurisdiction of its formation; and

     (c) The execution, delivery and performance of this Agreement does not and shall not violate any existing agreement, bylaw, statute, rule, regulation and/or ordinance applicable to such party or its execution, delivery and/or performance of this Agreement.

     7.  Notices.  All notices hereunder shall be deemed properly given upon
(i) receipt by the addressee by personal delivery or facsimile transmission,
(ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

               If to TCA:          Len Wolman
                                   c/o LMW Investments, Inc.
                                   914 Hartford Turnpike
                                   P.O. Box 715
                                   Waterford, CT 06385
                                   Telecopy No.	(860) 437-7752

               With Copy to:       Honigman, Miller, Schwartz and Cohn
                                   2290 First National Building
                                   Detroit, MI 48226
                                   Attn:  Sheldon P. Winkelman, Esq.
                                   Telecopy No.	(313) 962-0176

               If to SIML:         Howard ("Butch") Kerzner
                                   Sun International
                                   Executive Offices
                                   Atlantis, Coral Towers
                                   Paradise Island, The Bahamas
                                   Telecopy No.	(242) 363-4581

     8. Amendments. This Agreement may be amended or modified only by written instrument executed by all of the parties hereto.

     9. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     10. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

     12. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

     13. Successors and Assigns. Subject to the restrictions on transferability contained in Paragraph 6 hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on September 10, 1997, to be effective on the day and year first above written.

                                            TRADING COVE ASSOCIATES

                                              By: SUN COVE, LTD.

                                               By: /s/Howard Kerzner
                                                   Name:
                                                   Title:

                                              By: WATERFORD GAMING L.L.C.

                                               By: /s/Len Wolman
                                                   Name:
                                                   Title:


                                             SUN INTERNATIONAL MANAGEMENT
                                               LIMITED

                                               By: /s/Charles Adamo
                                                   Name:
                                                   Title: